UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2005, webMethods, Inc. (the "Company") issued a press release announcing that Mark L. Wabschall had been appointed to serve as the Company’s Chief Financial Officer effective immediately.

Mr. Wabschall, a Certified Public Accountant, has been the Senior Vice President, Finance of the Company since July 2004 and has served as the Chief Accounting Officer and principal financial officer of the Company since May 2005. He served as Vice President, Finance for Innovative Technology Application, Inc., a diversified technology firm, from 2003 to July 2004, and he provided operational, financial and strategic planning and other consulting services to high technology companies and government contractors as President of Delphi Business Solutions, LLC from 2000 to 2003. From 1994 to 2000, he held senior financial and operational management positions with the Baan Company, including Senior Vice President of Operations, Vice President of Investor Relations, Vice President of Finance and Chief Financial Officer of the Americas. He also served as an audit partner with Arthur Andersen, a major international public accounting firm. Mr. Wabschall is 50.

A copy of the press release issued by the Company on October 28, 2005 announcing Mr. Wabschall’s appointment as Chief Financial Officer is attached as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 28, 2005, the Company issued a press release that announced the appointment of Mark L. Wabschall as Chief Financial Officer of the Company, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 99.1 Press release dated October 28, 2005.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

October 28, 2005	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 28, 2005